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         LAW OFFICES
BALLARD SPAHR ANDREWS & INGERSOLL                     BALTIMORE, MD
 1735 MARKET STREET, 51ST FLOOR                         CAMDEN, NJ
   PHILADELPHIA, PENNSYLVANIA                           DENVER, CO
         19103-7599                                   HARRISBURG, PA
   TELEPHONE:  215-665-8500                         SALT LAKE CITY, UT
     FAX:  215-864-8999                               WASHINGTON, DC





                                        December 17, 1996



AIM Equity Funds, Inc.
11 Greenway Plaza, Suite 1919
Houston, TX 77046

                 Re: Rule 24f-2 Notice for AIM Equity Funds, Inc. (Securities Act File No. 2-25469)

Gentlemen:

                 We have acted as counsel to AIM Equity Funds, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland and registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as an open-end series management investment company.

                 We have been informed that a registration statement on Form N-1A, as amended ("Registration Statement") relating to an indefinite number of shares of common stock of the Fund, par value $.001 per share (the "Shares") has been filed with the Securities and Exchange Commission under the Securities Act of 1933 (Securities Act File No. 2-25469).

                 We further understand that, pursuant to the provisions of Rule 24f-2, the Fund is filing with the Securities and Exchange Commission a notice (the "Notice") making definite the registration of such Shares sold in reliance on Rule 24f-2 for the fiscal year ended October 31, 1996. Specifically, we have been informed by the Fund that a total of 575,667,962 Shares (representing interests in series portfolios existing during all or a portion of such fiscal year) were issued from time to time during such fiscal year under Prospectuses which were included as part of the Registration Statement. The Fund has requested our opinion in connection with the filing of such Notice, for inclusion in such filing.

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AIM Equity Funds, Inc.
December 17, 1996
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                 In connection with our giving this opinion, we have examined a copy of the Charter of the Fund, as amended, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Fund.

                 Based on the foregoing, we are of the opinion that the 575,667,962 Shares issued by the Fund during its fiscal year ended October 31, 1996 were, when issued for payment as described in the Fund's Prospectuses referred to above, legally issued, fully paid and non-assessable by the Fund.

                                    Very truly yours,

                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL
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                                    BALLARD SPAHR ANDREWS & INGERSOLL